UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 3, 2022

Date of Report (Date of earliest event reported)

ELECTRIC LAST MILE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39457	84-2308711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1055 W. Square Lake Road

Troy, Michigan 48098

(Address of Principal Executive Offices) (Zip Code)

(888) 825-9111

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ELMS	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of common stock, each at an exercise price of $11.50 per share	ELMSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

As previously disclosed in a Current Report on Form 8-K filed by the Company on February 1, 2022, in connection with James Taylor’s resignation from his positions as President and Chief Executive Officer and as a member of the Board, Mr. Taylor and the Company agreed to settlement terms, including that Mr. Taylor would provide consulting services to the Company for a period of two years. On March 1, 2022, Mr. Taylor and the Company entered into a consulting agreement (the “Consulting Agreement”), a copy of which was attached as an exhibit to the Current Report on Form 8-K filed by the Company on March 4, 2022.

The Company has since notified Mr. Taylor of its decision to terminate the Consulting Agreement, and Mr. Taylor’s services thereunder, in accordance with Section 1 of the Consulting Agreement, effective as of May 10, 2022.

Item 7.01. Regulation FD Disclosure.

Vehicle Status

On February 14, 2022, Electric Last Mile Solutions, Inc. (the “Company”) announced in a Current Report on Form 8-K that it was conducting a comprehensive review of the status of its products and commercialization plan under the guidance of the Company’s new leadership. With the assistance of outside consultants, management is continuing to assess the Company’s planned product offerings, production plans, and certification processes, including the feasibility of meeting previously announced targets.

The Company currently expects to commence production of certified Urban Delivery vehicles no earlier than the end of 2022 and into first quarter of 2023, followed by the Urban Utility vehicle no earlier than the first half of 2023. The Company had previously disclosed in September 2021 that it had successfully launched the ELMS Urban Delivery vehicle, and in November 2021, the Company announced that it expected to have certified Urban Delivery vehicles available for sale by year-end and that production of its Urban Utility vehicle was expected to commence in the second half of 2022. The operational processes planned by the Company’s new leadership around certification and safety testing, vehicle durability testing and other pre-preproduction steps are causing delays in the commercialization timeframe for Urban Delivery, Urban Utility and other vehicles. Management is committed to working closely with its commercial partners to produce quality vehicles that meet appropriate safety standards and will only sell vehicles if and when such standards are met.

Liquidity

The Company continues to work with outside advisors to determine its current liquidity position and ongoing funding needs. The Company previously announced on February 1, 2022 that it expected to report that it had $132.0 to $142.0 million in cash and cash equivalents, which includes $25.0 to $30.0 million of restricted cash, as of December 31, 2021. The Company has since confirmed that it had approximately $137 million in cash and cash equivalents, which included approximately $27 million of restricted cash, as of December 31, 2021. As of March 10, 2022, the Company currently estimates it has approximately $95 million in cash and cash equivalents, including approximately $24 million in restricted cash. The Company currently believes it has sufficient cash to continue operations through sometime between July and September 2022. We are continuing to evaluate our rate of cash expenditures, which will be affected by expenses related to professional fees associated with ongoing compliance, regulatory and litigation matters; financial statement preparation and audit costs; and the pace and cost of our ongoing vehicle development work. Additionally, as disclosed in Item 5.02 of this Current Report on Form 8-K, the Company has provided notice to Mr. Taylor of the termination of the Consulting Agreement and his services thereunder. The Company is actively pursuing potential sources of liquidity and is working to extend its cash runway during this process to the extent possible, if at all. The Company will not be able to launch the Urban Delivery, Urban Utility or any other vehicle without obtaining such additional liquidity.

Withdrawal of Prior Guidance and Estimates

In connection with management’s review, and in light of the disclosures in this Item 7.01, the Company has decided to withdraw all previously issued business outlook and related forward-looking statements, as well as other commercialization targets issued by the Company, until such time as it has improved forecasting confidence. The statements in this Current Report on Form 8-K hereby supersede any previously issued disclosure and guidance from the Company with respect to such matters. The Company intends to keep the public informed of its progress.

These statements and estimates with respect to our product launch and otherwise in this Item 7.01 are unaudited and preliminary and do not present all information necessary for an understanding of the Company’s financial condition and results of operations. The completion of the Company’s year-end accounting procedures, including execution of the Company’s internal control over financial reporting, and audit of the Company’s financial statements for the year ended December 31, 2021 is ongoing and could result in changes to the information set forth above.

The information in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

On February 3, 2022, a stockholder of the Company, Scott Hacker, filed a putative class action against the Company and certain of its current and former officers alleging violations of Section 10(b) and Rule 10b-5 thereunder, and 20(a) of the Securities Exchange Act of 1934. Hacker v. Electric Last Mile Solutions, Inc., 22-CV-00545 (D.N.J., filed Feb. 3, 2022). The plaintiff alleges that the defendants failed to disclose that certain Company officers purchased equity in the Company at substantial discounts to market without obtaining an independent valuation, and that as a result the Company’s financial statements were not accurate. The case is in its early stages and a lead plaintiff has not yet been appointed.

On February 4, 2022 , the Company received a letter from The Nasdaq Stock Market (“Nasdaq”), requesting additional information related to the disclosures in the Company’s Current Report on Form 8-K filed on February 1, 2022. The Company responded to Nasdaq’s request as directed.

On February 24, 2022, the Company received a request from a putative stockholder of the Company to inspect certain of the Company’s books and records, including with respect to the matters alleged in the securities class action. The Company is in the process of responding to this request.

On March 7, 2022, the Company learned that the Division of Enforcement of the Securities and Exchange Commission (the “SEC”) is conducting an investigation involving the matters discussed in Current Reports on Form 8-K filed by the Company on September 27, 2021, February 1, 2022 and February 14, 2022 and Exhibits 99.1 and 99.2 to Forum Merger III Corporation’s Current Report on Form 8-K filed on March 16, 2021. The Company intends to cooperate fully with the SEC investigation. At this point, the Company cannot predict the eventual scope, duration or outcome of this matter.

Forward-Looking Statements

This report contains forward-looking statements, and any statements other than statements of historical fact could be deemed to be forward-looking statements. These forward-looking statements include, among other things, statements regarding the Company’s products and commercialization plan and the likelihood, if any, of meeting production targets; the Company’s current liquidity position and ongoing funding needs; the Company’s ability to obtain liquidity enhancements; the Company’s current business outlook and updated business outlook, if any, for future periods; the ongoing investigation by the SEC and inquiries by Nasdaq. These statements are subject to risks and uncertainties, including the risk that the Company is unable to successfully meet production targets, obtain sufficient liquidity or resolve ongoing litigation or investigations in a satisfactory manner, or that the Company is unable to maintain its listing on The Nasdaq Global Select Market, and actual results may differ materially from these statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2022	ELECTRIC LAST MILE SOLUTIONS, INC.

	By:	/s/ Robert Song
Robert Song
Chief Financial Officer and Treasurer

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